EXHIBIT 10.2

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (the “Agreement”) is entered into as of May 13, 2014 (the “Effective Date”) by and between Livewire Ergogenics, Inc., a Nevada corporation (“Livewire”) and Apple Rush Company, a Texas corporation (“APRU”), with reference to the following facts:

RECITALS

A.           Livewire desires to acquire 7,252,034,443 restricted shares of APRU’s common stock. (the “Common Stock”): and

B.           APRU desires to sell the Common Stock to Livewire.

NOW THEREFORE, in consideration of the mutual promises and agreements set forth herein, and other good valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties hereby agree as follows:

1. Representations and Warranties. (i) APRU represents and warrants that it is fully authorized to issue and sell the Common Stock to Livewire and that upon issuance of the Common Stock and receipt of the Consideration (as defined in Section 2) the shares shall be fully paid, non assessable and free and clear of any and all liens and encumbrances as of the Effective Date, (ii) Livewire represents and warrants that (a) it is an "accredited investor" (or a corporation or entity not formed for the purpose of investing in APRU) as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, and they confirm that APRU has made available to Livewire the opportunity to (A) ask questions of and receive answers from APRU concerning APRU and the activities of APRU, and (B) otherwise obtain any additional information, to the extent that APRU possesses such information and can lawfully provide such to Livewire or could acquire it without unreasonable effort or expense, and (b) that it is fully authorized to enter into the transactions contemplated by this Agreement and has received all necessary approvals, including but not limited to, Board approval, to do so.

2.           Purchase Price. As payment in full for the Common Stock, Livewire shall issue to APRU 1,000,000 restricted shares of it common stock, which shares, upon issuance and receipt of the Common Stock, shall be fully paid, non assessable and free and clear of any and all liens and encumbrances as of the Effective Date (the “Consideration”).

3.           Attorneys’ Fees.  In the event any dispute arises under this Agreement and the parties hereto resort to litigation to resolve such dispute, the prevailing party in any such litigation, in addition to all other remedies at law or in equity, shall be entitled to an award of costs and fees from the other party, which costs and fees shall include, without limitation, reasonable attorneys’ fees and legal costs.

4.           Choice of Law; Venue.  This Agreement will be construed and enforced in accordance with and governed by the laws of the State of California and the federal law of the United States without reference to principles of conflicts of law.  The parties agree that, in the event of any dispute arising out of this Agreement or the transactions contemplated thereby, venue for such dispute shall be in the state or federal courts located in San Diego, California, and that each party hereto waives any objection to such venue based on forum non conveniens.

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5.           Severability.  Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable, such provision(s) shall (i) be modified to the minimum extent necessary to render it valid and enforceable, or (ii) if it cannot be so modified, be deemed not to be a part of this Agreement and shall not affect the validity or enforceability of the remaining provisions.

6.           Neutral Interpretation.  The Parties shall be deemed to have cooperated in the drafting and preparation of this Agreement.  Hence, any construction to be made of this Agreement shall not be construed against any Party.

7.           Advice of Counsel.  Each Party to this Agreement acknowledges that it has had the benefit of advice of competent legal counsel or the opportunity to retain such counsel with respect to its decision to enter into this Agreement.  The individuals whose signatures are affixed to this Agreement in a personal or representative capacity represent that they are competent to enter into this Agreement and are doing so freely and without coercion by any other Party or non-party hereto.

8.           Further Assurances.  Each party shall perform or cause to be performed any further acts and execute and deliver any documents that may be reasonably necessary or advisable to carry out the provisions of this Agreement.

9.           Counterparts/Facsimile Signatures.  This Agreement may be executed in one or more counterparts, each of which when so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument.  In lieu of the original, a facsimile transmission or copy of the original shall be as effective and enforceable as the original.

IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase and Assignment Agreement as of the day and year first written above.

Livewire Ergogenics,Inc.
A Nevada corporation

By: _____________________________
       Bill Hodson, CEO

Apple Rush Company, Inc.,
a Texas corporation

By: _______________________________
       David A. Torgerud, President